UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 22, 2005

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky (State or other jurisdiction of incorporation)	0-20372 (Commission File Number)	61-0875371 (IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky		40223
(Address of principal executive offices)		(Zip code)

(502) 394-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Agreement

     ResCare’s shareholders approved the adoption of a new equity compensation plan for employees and directors of ResCare at the annual shareholders meeting on June 22, 2005. The plan had been approved by ResCare’s Board of Directors on April 26, 2005. The 2005 Omnibus Incentive Compensation Plan (the “Plan”) authorizes the issuance of 1,000,000 common shares, plus the unissued shares or shares that again become available for issuance upon lapse or forfeiture of awards under pre-existing plans, for stock options and other stock-based incentive awards to ResCare employees and directors. The Plan authorizes the grant of several types of stock-based awards, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, cash dividend rights, dividend unit rights, performance awards and other incentive awards. The summary description of the Plan included under the heading “Proposal to Approve the 2005 Omnibus Incentive Compensation Plan” included in ResCare’s definitive proxy statement filed on May 20, 2005 is incorporated by reference.

Item 8.01 Other Events.

     On June 22, 2005, ResCare announced the results of its 2005 annual meeting of shareholders. ResCare shareholders elected four directors, approved the adoption of the 2005 Omnibus Incentive Compensation Plan and ratified the appointment of KPMG LLP as ResCare’s independent auditor for the year ending December 31, 2005. The press release announcing these results is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements & Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 22, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: June 22, 2005	By	/s/ Ronald G. Geary

Ronald G. Geary Chairman, CEO and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release dated June 22, 2005